UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295 Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation.

On February 5, 2021, we entered into a new $175 million secured term loan credit agreement with Jefferies Finance LLC, as administrative and collateral agent, and a syndicate of lenders, including funds managed by Blackrock’s U.S. Private Capital group, Oaktree Capital Management, L.P. and UBS O’Connor (the "Credit Agreement").  The Credit Agreement provided an initial $125 million of funds to Velocity Commercial Capital, LLC as borrower and contains a delayed draw feature allowing a draw of an additional $50 million by February 5, 2022 provided we meet certain conditions.

The Credit Agreement has a five-year term with an annual interest charge of LIBOR plus 8% subject to a 1.00% LIBOR floor.  The term loan amortizes in quarterly installments of 2.50% per annum of the principal amount drawn for the first four quarters, 5.00% per annum of the principal amount drawn for the remainder of the term of the loan and all remaining principal due by February 5, 2026.

Proceeds from the Credit Agreement will be used to refinance and terminate our Owl Rock Capital Corporation credit facility dated August 29, 2019 (as modified to date, the "Owl Rock Facility"), to pay fees and expenses in connection with the transactions and for general corporate purposes.

The Credit Agreement contains affirmative, negative and maintenance covenants, including maximum net leverage ratio and unrestricted cash holding requirements.

The foregoing descriptions of the Credit Agreement and the Owl Rock Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement filed as Exhibit 10 and incorporated herein by reference and the Owl Rock Facility previously filed and disclosed in our current and periodic reports.

The representations, warranties and covenants contained in the above-mentioned agreements were made only for purposes of those agreements and solely for the benefit of the parties to those agreements.  The representations, warranties and covenants are a means of allocating contractual risk between parties and are not necessarily intended to establish particular matters as facts, may be subject to standards of materiality or other qualifications applicable to the agreements that differ from those applicable to investors and are not promises or guarantees of accuracy or of future actions or events.  Investors should not rely on these representations, warranties or covenants.

Item 9.01  Exhibits.

Exhibit Number	Description

10	Credit Agreement Dated as of February 5, 2021, among Velocity Financial, Inc., Velocity Commercial Capital, LLC and Jefferies Finance LLC, as Administrative Agent and Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.

Date: February 8, 2021	/s/ Roland T. Kelly
Roland T. Kelly
General Counsel

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